EXHIBIT (q)(1)

POWER OF ATTORNEY

We, the undersigned officers and Trustees/Directors of the Trusts and Corporations listed on Schedule A attached hereto (collectively, the “Entities”), do hereby severally constitute and appoint Michael P. Keane, James F. Kirchner, Von M. Hughes or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement on the prescribed form (including, but not limited to, Form N-1A or Form N-14) and any and all amendments (including pre-effective and post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Entities listed on Schedule A, in respect of shares or units of beneficial interest or common stock and other documents and papers relating thereto:

IN WITNESS WHEREOF we have hereunto set our hands on the date set forth opposite our respective signatures.

Signature	Title	Date
/s/ Von M. Hughes Von M. Hughes

Trustee/Director and President and Principal Executive Officer of Calvert Impact Fund, Inc., Calvert Management Series, Calvert Responsible Index Series, Inc., Calvert Social Investment Fund, Calvert Variable Products, Inc., Calvert Variable Series, Inc., Calvert World Values Fund, Inc. and The Calvert Fund

January 1, 2024
/s/ James F. Kirchner James F. Kirchner	Treasurer and Principal Financial and Accounting Officer	January 1, 2024
/s/ Alice Gresham Bullock Alice Gresham Bullock	Trustee/Director	January 1, 2024
/s/ Cari Dominguez Cari Dominguez	Trustee/Director	January 1, 2024
/s/ Karen C. Fang Karen C. Fang	Trustee/Director	January 1, 2024
/s/ Miles D. Harper, III Miles D. Harper, III	Trustee/Director	January 1, 2024
/s/ Joy V. Jones Joy V. Jones	Trustee/Director	January 1, 2024
/s/ Edward Ramos Edward Ramos	Trustee/Director	January 1, 2024
/s/ Anthony A. Williams Anthony A. Williams	Trustee/Director	January 1, 2024

POWER OF ATTORNEY

SCHEDULE A

Calvert Impact Fund, Inc.

Calvert Management Series

Calvert Responsible Index Series, Inc.

Calvert Social Investment Fund

Calvert Variable Products, Inc.

Calvert Variable Series, Inc.

Calvert World Values Fund, Inc.

The Calvert Fund